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                                                                    EXHIBIT 23.2


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-17593, Form S-8 No. 333-11281, Form S-8 No. 333-39693,
Form S-8 No. 333-29787, Form S-3 No. 333-36557 and Form S-3 No. 333-39577), of
Premiere Technologies, Inc. and in the related prospectuses of our reports dated February 27, 1997, with respect to the consolidated financial statements and schedule of Xpedite Systems, Inc. for the three years ended December 31, 1996 included in the current report (Form 8-K) of Premiere Technologies, Inc., filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP


MetroPark, New Jersey
December 1, 1997